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                                                                      EXHIBIT 11

EMAIL COMMUNICATION TO EMPLOYEES


All Employees:

Due to the scheduled expiration at midnight tonight of the tender offer for GetThere shares, exercises of stock options will be temporarily suspended after the close of the stock market today. If you have not exercised stock options to acquire GetThere shares and you wish to do so, you should make those transactions through E*Trade today, prior to the close of the market.

Upon the effective date of the acquisition of GetThere, your options would convert to Sabre options. At a time yet to be determined following the acquisition, option exercise activity would resume. We will update you on this issue as further information becomes available.

 ................................................................................
Bob Brown
Vice President, Business Planning and Treasurer
GetThere Inc.
Tel:     650.752.1543
Fax:    650.752.1921
Email: bbrown@getthere.com
 ................................................................................



FORWARD LOOKING STATEMENT AND INVESTOR NOTICE

THE STATEMENTS IN THIS INTERVIEW REGARDING THE TENDER OFFER AND PROPOSED MERGER OF GETTHERE AND ANY OTHER STATEMENTS, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD LOOKING STATEMENTS. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, RISKS THAT THE TENDER OFFER WILL BE TERMINATED WITHOUT THE PURCHASE OF SHARES OR THAT THE MERGER MAY BE DELAYED OR NOT OCCUR AND OTHER FACTORS DETAILED IN SABRE HOLDING CORPORATION'S AND GETTHERE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). IF ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR IF UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL OUTCOMES MAY VARY MATERIALLY FROM THOSE INDICATED.

SABRE FILED A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC ON SEPTEMBER 11, 2000, AND FILED AMENDMENTS TO THE SCHEDULE TO ON SEPTEMBER 14 AND 15, AND OCTOBER 2 AND 4, 2000. GETTHERE FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH THE SEC ON SEPTEMBER 11, 2000 IN CONNECTION WITH THE TENDER OFFER, AND FILED AMENDMENTS
TO THE SCHEDULE 14D-9 ON SEPTEMBER 18 AND 29 AND OCTOBER 5, 2000.   THE
SCHEDULE TO AND THE SCHEDULE 14D-9



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WERE MAILED TO SHAREHOLDERS OF GETTHERE ON OR ABOUT SEPTEMBER 12, 2000.
SHAREHOLDERS OF GETTHERE ARE URGED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC. THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION ABOUT SABRE, GETTHERE, THE TENDER OFFER, AND RELATED MATTERS THAT SHOULD BE CONSIDERED BY STOCKHOLDERS BEFORE MAKING ANY DECISION REGARDING THE TENDER OFFER, MERGER AND RELATED TRANSACTIONS. THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS WILL BE AVAILABLE FREE OF CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV AND FROM SABRE AND GETTHERE. SABRE AND GETTHERE ALSO FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC THAT ARE AVAILABLE FREE OF CHARGE AT THE SEC'S WEB SITE AND FROM SABRE AND GETTHERE.

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                      FOR MORE INFORMATION ABOUT GETTHERE
         CONTACT GETTHERE INC. INVESTOR RELATIONS VIA THE INTERNET AT
                             TOPOREK@GETTHERE.COM
  OR BY TELEPHONE AT (650) 752-1627, DAN TOPOREK, DIRECTOR, PUBLIC RELATIONS.
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